CURALEAF, INC. EXECUTIVE EMPLOYMENT AGREEMENT THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is between CURALEAF, INC., a Delaware corporation (“CURALEAF” or “Company”) and PETER CLATEMAN, an individual resident of the state set forth on the signature page of this Agreement (the “Executive”). Each of CURALEAF and Executive are referred to as a “Party” and collectively, as the “Parties”. TERMS AND CONDITIONS 1. Position and Duties. (a) CURALEAF employs Executive at an executive officer level position as Chief Legal Officer reporting to Matt Darin, Chief Executive Officer. Executive will faithfully and diligently, in a professional manner, to the best of his or her abilities, experience, and talents, and in the best interest of CURALEAF, and its Affiliates, carry out the duties of his or her position as determined by the Board of Directors of CURALEAF from time-to-time, and under the direction of the CEO of CURALEAF. Executive performs his or her duties remotely from his home in New York City and from the Company’s New York City office. This is an exempt position, meaning the Executive’s salary is intended to compensate him for all hours worked and he is not eligible to receive overtime pay. (b) Executive agrees to serve in the position noted above, and agrees that he or she: (i) will devote his or her full professional time, attention, and energies to all facets of the business of CURALEAF; (ii) will not take on any other professional activities, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage, that would interfere materially with the performance of Executive’s duties under this Agreement, conflict with CURALEAF’s business interests, or interfere with the independent exercise of Executive’s judgment in CURALEAFS’s best interests, without specific written approval by the Board of Directors not to be unreasonably withheld or delayed; and (iii) will comply with all CURALEAF policies and procedures in effect from time to time and provided to Executive, as well as, with all laws, rules and regulations applicable to Executive’s employment with CURALEAF. Executive agrees to travel as reasonably necessary to perform his duties under this Agreement, including to international locations, as reasonably necessary. (c) Executive and Company agree that Executive is a Managing Member Partner for Measure 8 GP, LLC and that his responsibilities for Measure 8 GP, LLC shall in no way interfere with his responsibilities to CURALEAF and further agrees that he will immediately disclose any and all actual or potential conflicts to the Company’s Chief Compliance Officer. The Company agrees that this activity shall not constitute a violation of any obligation or condition of this Agreement or any other agreement between the Executive and the Company so long as Executive continues to meet the duties and expectations of his position with the CURALEAF and complies fully with the Confidentiality Agreement references in Section 4 (b) of this Agreement. 2. Compensation. (a) Base Salary. CURALEAF will pay Executive a base salary of $437,750, in accordance with CURALEAF’s standard payroll schedule and practices and subject to annual adjustment by the Board of Directors, for all work performed by Executive on behalf of or at the direction of CURALEAF, provided that the base salary shall not be decreased except on the same percentage basis as reductions to the Company’s and its Affiliates’ executive officer level positions in connection with across-the-board salary reductions to such other employees. All amounts payable to Executive shall be reduced by applicable taxes, withholdings and deductions as required by law and as may be authorized by Executive. (b) Annual Bonus. CURALEAF shall provide Executive with, and Executive will be eligible to receive a discretionary year-end target bonus of 50% of Executive’s base salary, based on Executive’s individual performance and the Company’s overall performance in accordance with the terms of the Company’s Annual Short-term Incentive Bonus Program. (c) Equity Grants: Subject to approval by the Company’s Board of Directors, Executive will be eligible for future annual equity grants in accordance with the terms of the LTIP. Future annual LTIP awards will be eligible for pro rata accelerated vesting meaning a pro rata number of shares and equity based on the total number of full or partial months that Executive was employed during an annual vesting period shall accelerate and immediately vest and be available for exercise on Executive’s termination date in accordance with such option/RSU agreement. By way of example, if Executive is terminated without Cause after sixteen (16) months of employment, then four-twelfths (4/12ths) of the option shares scheduled to vest on the second anniversary of Executive’s employment shall accelerate and immediately vest on Executive’s termination date. All equity grants previously granted to Executive will remain subject to the terms of the option/RSU agreements governing those grants. (d) Benefits Generally. CURALEAF will make available to Executive, throughout the term of this Agreement, general benefits as are provided by CURALEAF to its executive officers, which may include, but are not limited to, long-term disability insurance, medical, dental, life insurance, 401k, or other plan, that may presently be in effect or that may later be adopted by CURALEAF for its executive officers and subject to the terms applicable to any such policy or plan; provided, however, that nothing in this Agreement shall be deemed to require CURALEAF to adopt or maintain any particular plan or policy. CURALEAF reserves the right to change or discontinue at any time any of its current benefits, plans, providers, and policies, including those described above. Executive will be responsible for authorizing any deductions from payroll that are necessary to pay Executive’s portion of the cost of any benefit plan offered. The Parties agree that CURALEAF may modify any contribution amount to any CURALEAF plan consistent with any changes to such plan or plans offered and selected by the Executive from time to time. Participation in, and eligibility for coverage under, any benefit plan is subject to the specific terms of such plan. Executive will be entitled to an “open” vacation policy in accordance with the terms of the Company’s unlimited vacation policy. There is no set limit on how many days off Executive may take; instead, Executive is expected to work things work with is manager to ensure this is no disruption to the business when Executive is out of the office. Executive will accrue fifty-six (56) hours of paid time sick time per calendar year. The use of sick shall be subject to the policy set forth in CURALEAF’s Employee Handbook. Executive shall also receive paid holidays in accordance with Company policy and applicable law. (e) Reimbursement of Expenses. Executive may incur reasonable expenses for furthering the business of CURALEAF, including expenses for entertainment, travel, and similar items. CURALEAF shall reimburse Executive for all reasonable and necessary business expenses incurred by Executive in the performance of his duties for CURALEAF after the Executive presents an itemized account of expenditures, pursuant to CURALEAF’S travel and expense policy. Upon reasonable request by the Board of Directors, Executive must provide an explanation of the purpose of any particular business expense incurred. CURALEAF will provide Executive with a cell phone allowance of $80.00 per month payable in accordance with the applicable expense policy. 3. Indemnification; D&O Insurance. Executive will be provided indemnification in accordance with the terms as outlined in the Indemnification Agreement previously executed on November 15, 2022. 4. Representations and Warranties. Executive represents and warrants to CURALEAF as follows: (a) At Will Employment. Executive acknowledges that: (i) employment with CURALEAF is “At Will” meaning that employment can be terminated with or without Cause, at any time, at the option of CURALEAF or Executive; (ii) nothing in any offer letter of Executive or this Agreement is intended, or shall be construed, to alter such “At Will” employment relationship; (iii) Executive is not entitled to rely on any future representation to the contrary, whether express or implied; and (iv) such “At Will” employment may only be modified by a formal written “Employment Agreement” that is signed by the CEO and expressly approved by the Board of Directors of CURALEAF, and which contains unequivocal express language stating CURALEAF’s intent and agreement to modify Executive’s status as an “At Will” employee. No supervisor or other representative of the Company has any authority (absent express authorization from the Board) to enter into any agreement for employment for any specified term or period of time. (b) Employment. Executive’s full-time employment with CURALEAF commenced on July 1, 2017. Executive signed the Confidentiality, Proprietary Rights, Non-Solicitation and Non-Competition Agreement (“Confidentiality Agreement”) on June 30, 2017 in connection with commencement of employment. Executive has freely chosen to enter into this Agreement. If Executive’s employment with CURALEAF is terminated, Executive will be able to earn a livelihood without violating the restrictive covenants contained in the Confidentiality Agreement and Executive’s ability to earn such a livelihood without violating such restrictive covenants is a material condition to CURALEAF’s employment of Executive hereunder. CURALEAF agrees to amend the Confidentiality Agreement by replacing Section 7 (“Non-Competition”)in it’s entirety with the following: “During the Restricted Period, if the Employee terminates his employment at his own volition (except in connection with a Diminution of Duties), the Employee shall, regardless of any claim that Employee may have against the Company or any other member of the Company Group under this Agreement or otherwise, Employee shall not, directly or indirectly, actually or attempt to, engage in the business of providing Competing Services within the Territory. For purposes of this paragraph, the Restricted Period shall end three months after termination. Nothing in this paragraph shall prevent Employee from being employed by, or providing Competing Services to, any affiliate of the Company or any company that is controlled by Boris Jordan.” 5. Termination. (a) General. Executive’s Employment may be terminated as follows: (1) Termination by Curaleaf for Cause; Resignation by the Executive. Executive’s Employment may be terminated by CURALEAF at any time for Cause (as defined below). It is understood that if the Executive elects to terminate employment through resignation for any reason other than Diminution of Duties (as defined in Appendix B) then the Executive will provide CURALEAF with thirty (30) days’ advance written notice. (2) Termination due to Death or Disability. The Executive’s employment shall automatically terminate on the date of the Executive’s death and may be terminated by CURALEAF as a result of the Executive’s Disability (as defined in Appendix B) if the Executive is deemed by the Board of Directors to have sustained a “Disability.” (3) No Severance Benefits. Without limitation, for clarity, Executive shall not be entitled to receive severance benefits if Executive’s employment is terminated by the Company for Cause, or if Executive’s employment with the Company ends due to death, Disability or retirement or Executive voluntarily resigns from employment. In each of these events, the Company will be relieved of all severance obligations, except that the Company will pay Executive (or in the event of death, Executive’s estate) that portion of Executive’s base salary earned through the Termination Date. (b) Definitions. “Cause” means the following enumerated events, which result in termination of employment, after reasonable investigation by the Company and reaching a determination in its judgment and discretion, as the case may be: (1) a substantial act or omission which is dishonest or fraudulent against the Company, (2) a conviction of a felony or conviction of any law involving moral turpitude, dishonesty, disloyalty, embezzlement or fraud, or pleading guilty to or nolo contendere to such charge; (3) willful failure to perform duties and obligations in any material respect or refusal to follow lawful instructions of the Company; (4) a substantial act or omission that constitutes willful misconduct in the performance of your job responsibilities; (5) material failure to adhere to lawful Company policies, procedures or rules; (6) any material breach of Executive’s Employment Agreement; (7) any act or omission by you at any time that could reasonably materially and negatively affect the registration and licensing of the Company. (c) Effect of Termination. As of the termination date of Executive’s employment, with respect to termination or resignation for any reason: (i) Executive’s employment shall terminate and cease; (ii) Executive will be deemed to have voluntarily resigned from any and all other positions with CURALEAF held at the time, including, if applicable, the Board of Directors of CURALEAF or any committee (unless the Board of Directors does not accept such resignation); and (iii) Executive will no longer be eligible for benefits under any plans or policies of CURALEAF other than set forth in this Agreement or as extended by the terms of the plan, or by applicable law. In any case of termination or resignation, Executive will be paid (i) his or her accrued but unpaid salary through the Termination Date on or before CURALEAF’s first regularly-scheduled payroll date following the Termination Date; (ii) all properly reimbursable business expenses subject to, and in accordance with, the terms of this Agreement and CURALEAF’s expense reimbursement policies, within ten (21) business days following Executive’s submission of an expense report and all required supporting documentation relating to such business expenses. (d) Payments on Termination Termination by Curaleaf Without Cause; Resignation by Executive for Diminution of Duties. If Executive is terminated by CURALEAF without Cause or by Executive for a Diminution of Duties (as defined in Appendix A) after (1) Executive provides notice to the Company of Executive’s intent to terminate employment due to a Diminution of Duties, which notice must be provided within ninety (90) days of the event giving rise to the Diminution of Duties, and (2) the Company is given a period of thirty (30) days after receiving such notice of intent to terminate to cure the event giving rise to the Diminution of Duties and the Company does not cure such event, then Executive shall be entitled to receive: i. Severance pay following separation from service (as that phrase is used for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)). The severance pay will be based on Executive’s base salary at the time of Executive’s separation from service and Executive shall be eligible to receive severance pay of up to twelve (12) months of Executives then annual base salary which shall be paid on a salary continuation basis according to the Company’s normal payroll practices. For the sake of clarity, the severance will be the sole remedy in the event the Company terminates Executive’s employment other than for Cause or Executive terminates his employment for a Diminution of Duties, and in either of those events Executive will not be entitled to any other payments or benefits of any kind. If at any point in time a more favorable severance benefit is offered to similarly situated executives, Executive will receive the same. ii. The Company will pay Executive for the cost of COBRA for the group medical and, if applicable, dental plan with continued Company contribution as part of the severance benefits for a total maximum of twelve (12) months. ii. Pro rated vesting as described in Section 2 (c) above. iv. The Company will pay Executive the Annual Short-term Incentive Bonus at 100% corporate and individual achievement prorated for number of months employed in the plan year. Involuntary Termination within 12 months of a CIC. If Executive is involuntarily terminated within twelve (12) months of a Change In Control (CIC), the Company will pay Executive 100% corporate and individual achievement of the Annual Short-term Incentive Bonus and accelerate all unvested equity. (e) Release. To receive any severance benefits, Executive must: (1) waive any and all claims he may then have against the Company or its employees, directors, officers, agents or consultants by executing a release of claims in a form acceptable to the Company and not revoking it during any permitted revocation period; and (2) comply fully with his obligations under the Employee Confidentiality, Proprietary Rights, Non-Solicitation and Non-Competition Agreement. (f) No Other Benefits. The Executive agrees that the foregoing in this Section 5 shall represent his sole entitlement upon termination of employment with CURALEAF and that the Executive shall not be entitled to any severance payments or benefits under any severance policy or practice maintained by CURALEAF or its Affiliates and any notice or payments to which the Executive is entitled pursuant to the Worker Adjustment and Retraining Notification Act (WARN) or any similar statute, shall be offset by any notice provided or severance payable pursuant to this Agreement. 6. Section 409A Compliance. (a) 409A. It is the intention of CURALEAF that all payments and benefits under this Agreement shall be made and provided in a manner that is either exempt from or intended to avoid taxation under Section 409A (as it may be amended or replaced) of the Internal Revenue Code of 1986, as amended or replaced (the “Code”) and the regulations thereunder (“Section 409A”), to the extent applicable. Any ambiguity in this Agreement shall be interpreted to comply with Section 409A or an exemption therefrom. Notwithstanding anything in this Agreement to the contrary, to the extent Section 409A applies to any payment or benefit hereunder: (i) Each amount or benefit payable pursuant to this Agreement shall be deemed a separate payment for purposes of Section 409A. (ii) Any form of the word “termination” (e.g. “terminated”) with respect to Executive’s employment, shall mean a “separation from service” within the meaning of Section 409A and the regulations thereunder. (iii) Neither Executive nor CURALEAF shall have the right to accelerate or defer the delivery of any payments or benefits that constitute “non-qualified deferred compensation” under this Agreement except to the extent specifically permitted or required by Section 409. (iv) Notwithstanding anything in this Agreement to the contrary, in the event the stock of CURALEAF is publicly traded on an established securities market or otherwise and Executive is a “specified employee” (as determined under CURALEAF’s administrative procedure for such determinations, in accordance with Section 409A) at Executive’s separation from service date, any payments under this Agreement that are deemed to be deferred compensation subject to Section 409A and that are payable upon a separation from service shall not be paid or commence payment until the earlier of: (a) the date of Executive’s death; or (ii) the first day following the six (6) month anniversary of the Executive’s separation from service date to the extent necessary to comply with Section 409A. If the payment of any amounts under this Agreement are delayed as a result of the previous sentence, on the first day following the end of the six (6) month period, CURALEAF shall pay Executive a lump-sum amount equal to the cumulative amounts that would have otherwise been previously paid to Executive under this Agreement during such six (6) month period. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be “deferred compensation” subject to Section 409A and the six-month delay provided in this Section 5(i)(iv), to the extent provided in the exceptions in Treas. Reg. § 1.409A- 1(b)(4) and (b)(9) and any other applicable exception or provisions under Section 409A.

(v) All expense reimbursement or in-kind benefits subject to Section 409A which are provided under this Agreement or, unless otherwise specified in writing, under any Company program or policy shall be subject to the following rules: (i) any such expense reimbursement shall be made by CURALEAF no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year. (vi) It is the intent of CURALEAF that the provisions of this Agreement and all other plans and programs sponsored by CURALEAF be interpreted to comply in all respects with Section 409A, however, CURALEAF shall have no liability to the Executive, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Executive or any successor or beneficiary thereof, nor for reporting in good faith any payment of benefit as subject to Section 409A. (b) Parachute Payments. In the event that the compensation and other benefits provided for in this Agreement (“Agreement Benefits”), together with benefits otherwise payable to Executive, (i) constitute a “parachute payment” within the meaning of Section 280G (as it may be amended or replaced), and (ii) but for this Section 6(f), would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the “Excise Tax”), then Executive’s Agreement Benefits shall be either: (i) provided to Executive in full; (ii) provided to Executive only as to such lesser extent that would result in no portion of such Agreement Benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such Agreement Benefits may be taxable under the Excise Tax. Unless CURALEAF and Executive otherwise agree in writing, any determination required under this Section 5(f) shall be made in writing in good faith by CURALEAF’s independent registered accounting firm or such other nationally or regionally recognized accounting firm selected by CURALEAF (the “Accountants”), whose determination shall be conclusive and binding upon Executive and CURALEAF for all purposes. In the event of a reduction in benefits hereunder, Executive shall be given the choice, subject to reasonable approval by CURALEAF, of which benefits to reduce; provided that such reduction achieves the result specified in Section 5(f)(ii). For purposes of making the calculations required by this Section 5(f), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. CURALEAF and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5(f).

CURALEAF shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 6(f). 7. General (a) Assistance in Litigation. During and after the term of this Agreement, Executive shall upon reasonable notice, furnish such information and proper assistance to CURALEAF, at CURALEAF’s expense (to the extent such expenses have been approved by CURALEAF, which approval shall not be unreasonably withheld), as CURALEAF may reasonably request in connection with any litigation in which it is, or would reasonably be expected to become, a party either during or after employment. (b) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature page of this Agreement (or at such other address for a Party as shall be specified by like notice). (c) Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Party against whom enforcement is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement of this Agreement, nor shall any delay or omission of any Party to exercise any right under this Agreement in any manner impair the exercise of any such right. (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible. (e) Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Electronic delivery of this Agreement is legal, valid and binding for all purposes. (f) Entire Agreement. This Agreement, including all attached appendices, schedules and exhibits constitutes the entire agreement among the Parties with respect to its subject matter. This Agreement supersedes any prior agreement between CURALEAF or any predecessor of CURALEAF and Executive, except that this agreement shall not affect or operate to reduce any benefit inuring to the Executive of a kind elsewhere provided and not expressly provided in this Agreement. (g) No Third-Party Beneficiaries. The Parties do not intend to confer any rights or remedies upon any Person other than the Parties.

(h) Survival of Terms. All provisions of this Agreement that, expressly or impliedly, extend beyond termination of Executive’s employment hereunder pursuant to its terms shall survive such termination in accordance with its terms. (i) Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. (j) Further Assurances. The Parties will sign other documents and take other actions reasonably necessary to further effect and evidence this Agreement. (k) Negotiated Agreement. This Agreement is a negotiated agreement. In the event of an ambiguity in this Agreement, the Parties agree that such ambiguity shall not be subject to a rule of contract interpretation that would cause the ambiguity to be construed against any of the Parties. (l) Interpretation. The section headings used in this Agreement are for organizational purposes and are not intended to be, and should not be, used to interpret this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. (m) Assumption of Agreement by CURALEAF’s Successors and Assignees. CURALEAF’s rights and obligations under this agreement will inure to the benefit and be binding upon CURALEAF’s successors and assignees. (n) EXECUTIVE ACKNOWLEDGES THAT (i) EXECUTIVE HAS RECEIVED, READ, AND REVIEWED THIS AGREEMENT; (ii) EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT WITH HIS OR HER OWN ATTORNEY REGARDING THE TERMS AND CONDITIONS OF THIS AGREEMENT; (iii) EXECUTIVE FULLY UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT; (iv) EXECUTIVE IS FULLY SATISFIED WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT; AND (v) EXECUTIVE IS EXECUTING THIS AGREEMENT VOLUNTARILY, KNOWINGLY, WILLINGLY AND WITHOUT COERCION OR DURESS, AND NOT BASED ON ANY REPRESENTATION MADE BY COMPANY, ITS AFFILIATES OR ANY OF ITS REPRESENTATIVES, OTHER THAN THE REPRESENTATIONS SET FORTH IN SECTION 4 OF THIS AGREEMENT. [The remainder of this page is intentionally blank; signature page follows.]

Effective Date: January _____, 2023 EXECUTIVE: _________________________ Peter Clateman Countersigned CURALEAF Curaleaf, Inc. ______________________________ By: Matt Darin, CEO Address for Notices: 420 Lexington Ave., #2036, New York, NY, 10107. 6

APPENDIX A DEFINITIONS “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended. “Person” means, any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, other entity, including any governmental entity. “Representatives” means with respect to a Party, the directors, officers, shareholders, members, managers, employees, employers, partners, contractors, agents, principals, consultants, advisors, and other authorized representatives of such Party. “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended or replaced (the “Code”) and any final regulations and guidance thereunder and any applicable state law equivalent, as each may be amended or promulgated from time to time. “Diminution of Duties” means a change in Executive’s title in conjunction with a change in his job duties and responsibilities that materially alters or modifies Executive’s employment duties and responsibilities with the Company in a manner that results in a material diminution or reduction of his work duties and responsibilities. “Disability” Executive may be deemed to have sustained a “disability” if he or she has been unable to perform his or her duties for a period of more than one-hundred twenty (120) consecutive or non- consecutive days in any twelve (12) month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by CURALEAF or its insurers and acceptable to Executive or Executive’s legal representatives. Nothing herein shall modify or reduce the rights of the Executive under federal or state laws regarding protected leaves of absence based upon disability or incapacity. “Change in Control” means such circumstances which shall have been deemed to occur upon (1) the consummation of a tender for or purchase of more than fifty percent (50%) of the Company’s capital stock, (2) a merger, consolidation or recapitalization of the Company such that the stockholder of the Company immediately prior to the consummation of such transaction possess less than fifty percent (50%) of the voting securities of the surviving entity immediately after the transaction or (3) the sale, lease or other disposition of all or substantially all of the assets of the Company.